EXHIBIT 99.1

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

AFFYMETRIX REPORTS FIRST QUARTER 2009 RESULTS

Santa Clara, Calif.—April 22, 2009—Affymetrix Inc., (NASDAQ: AFFX) today reported its operating results for the first quarter of 2009. Total revenue for the quarter was $78.6 million, as compared to total revenue of $169.6 million, including an intellectual property payment of $90 million, in the first quarter of 2008.

Product revenue was $64.9 million, which consisted of consumable (array and reagent) revenue of $59.7 million and instrument revenue of $5.2 million.  Service revenue was $11.6 million, and royalties and other revenue were $2.1 million. This compares to first quarter 2008 product revenue of $62.8 million, service revenue of $8.4 million, and royalties and other revenue of $98.3 million.

Affymetrix shipped 26 GeneChip® Systems in the first quarter of 2009, bringing its cumulative systems shipped to 1,839.

The Company reported a net loss of approximately $25.2 million, or $0.37 per diluted share, in the first quarter of 2009 which included a pretax restructuring charge of $2.0 million, or $0.03 per diluted share.  This compares to net income of $46.3 million, or $0.58 per diluted share, in the first quarter of 2008, which included a pretax restructuring charge of $13.9 million, or $0.17 per diluted share.

Cost of product sales was $34.4 million in the first quarter of 2009 which included $4.6 million of manufacturing consolidation-related costs. This compares to $26.0 million in the same period of 2008. Cost of services was $7.6 million compared to $5.7 million in the first quarter of 2008. Product gross margin was 47 percent in the first quarter of 2009 compared to 59 percent in the first quarter of 2008.

Operating expenses were $57.2 million for the first quarter of 2009, which includes restructuring charges of $2.0 million, as compared to operating expenses of $68.2 million in the first quarter of 2008, which included restructuring charges of $13.9 million.

“During the first quarter of 2009 our product and service revenue grew by about 7% over the prior year,” stated Kevin King, CEO of Affymetrix. “We’re excited about a number of new product introductions that will take place in 2009. Additionally, we are optimistic about the potential impact of increased NIH funding and government stimulus dollars that have been allocated for life science research.”

Quarterly Highlights

RNA Analysis

Affymetrix and Genisphere announced the launch of a new, best-in-class solution for microRNA (miRNA) research studies.  This product provides comprehensive miRNA coverage for 71 organisms on a single array.  The species covered include human, mouse, rat, canine, and monkey, all of which are critical models for pharmaceutical and academic scientists working in oncology, stem cell research, toxicology, neuroscience, infectious disease, and many other areas.

miRNAs are emerging as a major component in the regulation of gene expression.  Their main function is to down-regulate expression by binding to and modulating the translation of specific mRNAs. This product allows researchers to compare expression profiles across tissues and cell samples to gain insight into the role that miRNAs play in various biological processes, such as development, differentiation, viral infection, apoptosis, and oncogenesis.

DNA Analysis

The company announced the launch of its next-generation series of products for cytogenetics. This entirely new solution includes arrays, reagents, software, and enables fast and reliable detection of known and novel chromosome aberrations.  The new Affymetrix® Cytogenetics Assay has been simplified to eliminate polymerase chain reaction (PCR) steps in order to save customers time and money, reduce operator error, and deliver reliable results with only three hours of hands-on time. Customers can choose between a whole-genome and a focused array so they have the flexibility to select the content and price point that best match their needs.

Affymetrix’ management team will host a conference call on April 22, 2009 at 2:00 p.m. PT to review its operating results for the first quarter of 2009. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on April 22, 2009 until 8:00 p.m. PT on April 29, 2009 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 95451164.  An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

GeneChip® microarray technology is the industry-standard tool for analyzing complex genetic information. After inventing the technology in the late 1980s, Affymetrix scientists have been dedicated to developing innovative products that provide researchers with a more complete view of the genome. These products accelerate genetic research and enable scientists to develop diagnostics and tailor treatments for individual patients by identifying and measuring the genetic information associated with complex diseases. Today, Affymetrix technology is used by the world’s top pharmaceutical, diagnostic, and biotechnology companies, as well as by leading academic, government, and non-profit organizations. Affymetrix has installed more than 1,800 systems around the world and more than 17,000 peer-reviewed papers have been published using its microarray technology. Affymetrix is headquartered in Santa Clara, California. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk relating to past and future acquisitions, including the ability of the company to successfully integrate such acquisitions into its existing business; risks of the company’s ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, risks associated with manufacturing and product development, including risks relating to the relocation of a substantial portion of our manufacturing; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2008, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PLEASE NOTE:

Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

–    Financial Charts to Follow  –

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2009	December 31, 2008
		(Note 1)
ASSETS:
Current assets:
Cash and cash equivalents	$66,014	$113,292
Restricted cash — short-term portion	2,249	4,402
Available-for-sale securities — short-term portion	232,999	250,970
Accounts receivable, net	59,465	62,726
Inventories	47,993	51,333
Deferred tax assets — current portion	1,108	1,077
Prepaid expenses and other current assets	12,972	15,725
Total current assets	422,800	499,525
Available-for-sale securities — long-term portion	84,625	26,900
Property and equipment, net	82,416	89,345
Acquired technology rights, net	59,018	62,569
Deferred tax assets — long-term portion	4,678	4,764
Restricted cash — long-term portion	2,425	2,175
Other assets	27,755	28,032
Total assets	$683,717	$713,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$55,392	$62,559
Deferred revenue — current portion	16,090	16,198
Total current liabilities	71,482	78,757
Deferred revenue — long-term portion	3,499	3,583
Other long-term liabilities	10,745	10,972
Convertible notes	316,341	316,341
Stockholders’ equity:
Common stock	707	703
Additional paid-in capital	723,619	721,641
Accumulated other comprehensive loss	(1,080)	(2,296)
Accumulated deficit	(441,596)	(416,391)
Total stockholders’ equity	281,650	303,657
Total liabilities and stockholders’ equity	$683,717	$713,310

Note 1:

The condensed consolidated balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2008.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2009	2008
Revenue:
Product sales	$64,870	$62,806
Services	11,556	8,420
Royalties and other revenue	2,135	98,349
Total revenue	78,561	169,575

Costs and expenses:
Cost of product sales	34,434	25,977
Cost of services	7,581	5,678
Cost of royalties and other revenue	9	—
Research and development	21,283	18,768
Selling, general and administrative	33,982	34,733
Acquired in-process technology	—	800
Restructuring charges	1,967	13,910
Total costs and expenses	99,256	99,866
(Loss) income from operations	(20,695)	69,709
Interest income and other, net	(840)	6,872
Interest expense	(3,177)	(3,589)

(Loss) income before income taxes	(24,712)	72,992
Income tax provision	(493)	(26,740)
Net (loss) income	$(25,205)	$46,252

Basic net (loss) income per common share	$(0.37)	$0.68
Diluted net (loss) income per common share	$(0.37)	$0.58

Shares used in computing basic net (loss) income per share	68,617	68,504
Shares used in computing diluted net (loss) income per share	68,617	83,001